LOCK-UP AGREEMENT


     THIS LOCK-UP AGREEMENT (the "Agreement") is made and entered into as of the 30th day of December, 1999, between and among Nicklebys.com, Inc. (the "Company"), and Bruce A. Capra, Scott M. Thornock, 1st Net Technologies, Inc., Entrepreneur Investments, LLC, The Zueger Family Trust, Paul J. Zueger, Richard
E. Capra and Mark Shaner (collectively, the "Shareholders" and each, a "Shareholder"), as the shareholders of record of certain shares of common stock, $.0001 par value per share (the "Common Stock"), of the Company.


                                R E C I T A L S :

     WHEREAS, in order to facilitate the Company's plans to raise additional financing and ensure an orderly market for the Common Stock in the future, the undersigned desire that the Shareholders refrain from selling, assigning, transferring, conveying, hypothecating or otherwise alienating their respective stock certificate(s) representing the number of shares of the Company's Common Stock set forth opposite the name of each Shareholder on Exhibit A attached to this Agreement and incorporated herein by this reference (collectively, the "Lock-Up Shares"), during the period of two years following the date hereof.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, agreements, representations and warranties contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The parties hereto agree that the above recital provisions are herein incorporated as part of the terms and conditions of this Agreement.

     2. The Lock-Up Shares shall not be sold, assigned, transferred, conveyed, hypothecated or otherwise alienated during the period of two years following the date of this Agreement through December 29, 2001 (the "Termination Date").

     3. This Agreement shall terminate and the Lock-Up Shares shall be released on the Termination Date.

     4. Except as otherwise provided in this Agreement, any dividend, cash, securities or property paid or issued with respect to the Lock-Up Shares by reason of any exchange of shares, merger, consolidation, recapitalization, reorganization or other business combination or otherwise shall accrue to the benefit of the Lock-Up Shares and be paid or delivered directly to the Shareholders.

     5. In the event of a tender offer to purchase all or substantially all of the Company's issued and outstanding securities, or a merger, consolidation or other reorganization with or into an unaffiliated entity, this Agreement shall terminate and the Lock-Up Shares shall be released if the requisite number of the record and beneficial owners of the Company's securities then outstanding (excluding all securities owned of record or beneficially by any officer or



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director  of the Company or any  Shareholder)  are voted in favor of such tender offer, merger, consolidation or reorganization.

     6. Except as otherwise provided in this Agreement, the Shareholders shall have all beneficial rights of ownership of the Lock-Up Shares, including the right to vote the Lock-Up Shares for any and all purposes.

     7. The Lock-Up Shares covered by this Agreement shall be adjusted should the Company make a dividend or distribution, undergo a split or a reverse split or otherwise reclassify, its shares of Common Stock.

     8. This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

     9.    All  notices,  instructions  or  other  communications   required  or
permitted to be given pursuant to this Agreement shall be given in writing and delivered by certified mail, facsimile or hand-delivered to all parties to this Agreement.

     10. This Agreement sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and may not be amended except by a written instrument executed by all of the parties hereto.

     11. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado.

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

NICKELBYS.COM, INC.




By: /s/ Bruce A. Capra                           /s/ Bruce A. Capra
    ---------------------------------------      -------------------------------
    Bruce A. Capra, Chief Executive Officer                   Bruce A. Capra

                                                 1ST NET TECHNOLOGIES, INC.




/s/ Scott M. Thornock                            By:
-------------------------------------------       ------------------------------
                    Scott M. Thornock                                 (Title)









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Attached to and  incorporated in that certain  Lock-Up  Agreement dated December
30, 1999, between and among Nicklebys.com, Inc., and Bruce A. Capra, Scott M. Thornock, 1st Net Technologies, Inc., Entrepreneur Investments, LLC, The Zueger Family Trust, Paul J. Zueger, Richard E. Capra and Mark Shaner.


ENTREPRENEUR INVESTMENTS, LLC                    THE ZUEGER FAMILY TRUST




By: /s/ James H. Watson, Jr.                     By: /s/ Paul J. Zueger
    ---------------------------------------      -------------------------------
     James H. Watson, Jr., Managing Member              Paul J. Zueger, Trustee




/s/ Paul J. Zueger                               /s/ Richard E. Capra
-------------------------------------------      -------------------------------
                             Paul J. Zueger                     Richard E. Capra




/s/ Mark Shaner
-------------------------------------------
                               Mark Shaner














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                                    EXHIBIT A


             Name of Shareholder                  Number  of  Shares
       ---------------------------------         ---------------------

       Bruce A. Capra                                  453,300

       Scott M. Thornock                               439,000

       1st Net Technologies, Inc.                      235,500

       Entrepreneur Investments, LLC                   202,500

       The Zeuger Family Trust                         132,748

       Paul J. Zueger                                   85,552

       Richard E. Capra                                 66,000

       Mark Shaner                                      35,400
                                                     ----------

       Total                                         1,650,000










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